SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007
(October 15, 2007)

Arrow Resources Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9224	56-2346563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carnegie Hall Tower

152 W. 57 th Street

New York, New York 10019

(Address of principal executive offices)

(212) 262-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)	On October 15, 2007, Robert Levinson resigned as one of our directors. On the same date our board of directors elected James L. Rothenberg to replace Mr. Levinson as a director.

Mr. Rothenberg is an attorney who is licensed to practice in the State of New York. He is also licensed to practice before the federal courts in the Southern and Eastern Districts of New York. Since 1990, Mr. Rothenberg has served as a case consultant and expert witness in securities litigation and arbitration, criminal defense and employment matters. He is also a consultant and a lecturer in securities market structure, exchange specialists and NASD market makers. From 1996 through 2003, Mr. Rothenberg served as counsel to Bear Wagner Specialists LLC, members of the New York Stock Exchange. He is currently a member of the Federal Regulation of Securities Committee, Litigation Committee and Broker-Dealer Subcommittee.

From 1970 through 1973, Mr. Rothenberg was employed by the Securities and Exchange Commission as an enforcement attorney in Washington DC and from 1973 through 1975 he was Chief Counsel and Manager of the Market Surveillance Division of the New York Stock Exchange. From 1975 through 1985, Mr. Rothenberg was a principal of Rothenberg Stuart Co., specialists on the New York Stock Exchange. Mr. Rothenberg is a graduate of Brandeis University, the Columbia Law School and the Columbia Graduate School of Business Administration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW RESOURCES DEVELOPMENT, INC.

Date: October 18, 2007	By:	/s/ Peter J.Frugone
Peter J. Frugone, Chief Executive Officer